NEWS RELEASE

October 25, 2022

NCR Announces Third Quarter 2022 Results
Revenue Up 4% and Up 8% Constant Currency

ATLANTA - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended September 30, 2022. Third quarter and other recent highlights include:

•Revenue of $1.97 billion, up 4%; up 8% on a constant currency basis
•GAAP diluted EPS from continuing operations of $0.46, up 667%
◦Non-GAAP diluted EPS of $0.80, up 16% and up 40% on a constant currency basis
•Net income from continuing operations attributable to NCR of $69 million, up 475%
◦Adjusted EBITDA of $380 million, up 8% and up 15% on a constant currency basis
•Strong execution across strategic growth initiatives
•Company continues to move forward with previously announced plan to separate into two companies

“We are pleased with our third quarter results, which represent strong execution with solid revenue growth and significant margin expansion, despite ongoing macroeconomic and geopolitical volatility,” said Michael Hayford, Chief Executive Officer. “Our third quarter results demonstrate the power of our strategy that is transforming NCR into a software-led as-a-service company with a higher mix of recurring revenue streams.”

Hayford continued, “We are working towards separating NCR into two public companies, which is the right next step in NCR’s transformation. We believe the separation will unlock significant value for stockholders.”

In this release, we use certain non-GAAP measures, including presenting certain measures on a constant currency basis. These non-GAAP measures include “free cash flow,” “Adjusted EBITDA,” and others with the words “non-GAAP” or "constant currency" in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.

Third Quarter 2022 Operating Results

Effective January 1, 2022, the Company realigned its reportable segments to correspond with changes to its operating model, management structure and organizational responsibilities. Prior periods have been reclassified in order to conform to current period presentation.

Revenue
Third quarter revenue of $1,972 million increased 4% year over year. Foreign currency fluctuations had an unfavorable impact on the revenue comparison of 4%. The following table shows revenue for the third quarter:

$ in millions	Q3 2022	Q3 2021	% Increase (Decrease)	% Increase (Decrease) Constant Currency
Retail	$575	$541	6%	12%
Hospitality	238	224	6%	8%
Digital Banking	137	128	7%	7%
Payments & Network	336	304	11%	14%
Self-Service Banking	640	637	—%	6%
Other	58	75	(23)%	(18)%
Eliminations (1)	(12)	(8)	50%	50%
Total revenue	$1,972	$1,901	4%	8%

Recurring revenue	$1,222	$1,181	3%	7%
Recurring revenue %	62%	62%
(1) Eliminations include revenues from contracts with customers and the related costs that are reported in the Payments & Network segment as well as in the Retail or Hospitality segments, including merchant acquiring services that are monetized via payments.

•Third quarter gross margin of $493 million decreased from $520 million in the prior year period. Gross margin rate was 25.0%, compared to 27.4% in the prior period. Third quarter gross margin (non-GAAP) of $528 million decreased from $546 million in the prior year period. Gross margin rate (non-GAAP) was 26.8%, compared to 28.7% in the prior period.

•Third quarter income from operations of $187 million increased from $157 million in the prior year period. Third quarter operating income (non-GAAP) of $249 million increased from $215 million in the prior year period.

•Third quarter net income from continuing operations attributable to NCR of $69 million increased from net income from continuing operations attributable to NCR of $12 million in the prior year period.

•Third quarter Adjusted EBITDA of $380 million increased from $352 million in the prior year period. Foreign currency fluctuations had an unfavorable impact on the Adjusted EBITDA comparison of 7%. Adjusted EBITDA margin rate was 19.3%, compared to 18.5% in the prior year period.

•Third quarter cash provided by operating activities of $127 million decreased from cash provided by operating activities of $497 million in the prior year period. Third quarter free cash outflow was $28 million, compared to free cash flow of $125 million in the prior year period.

Strategic Review

On September 15, 2022, the Company announced a plan to separate into two independent, publicly traded companies – one focused on digital commerce, the other on ATMs. The separation is intended to be structured in a tax-free manner and is targeted for the end of 2023. The separation transaction will follow the satisfaction of customary conditions, including effectiveness of appropriate filings with the U.S. Securities and Exchange Commission, and the completion of audited financials.

2022 Third Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. Eastern Time to discuss the third quarter 2022 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com. Additionally, the live call can be accessed by dialing 888-820-9413 (United States/Canada Toll-free) or 786-460-7169 (International Toll) and entering the participant passcode 1883509.

More information on NCR’s third quarter earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.
About NCR Corporation
NCR Corporation (NYSE: NCR) is a leader in transforming, connecting and running technology platforms for self-directed banking, stores and restaurants. NCR is headquartered in Atlanta, Georgia, with 38,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: https://www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Scott Sykes
NCR Corporation
scott.sykes@ncr.com

Investor Contact
Michael Nelson
NCR Corporation
678.808.6995
michael.nelson@ncr.com

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: our expectations of demand for our solutions and execution, and the impact thereof on our financial results in 2022; NCR’s focus on advancing our strategic growth initiatives and transforming NCR into a software-led as-a-service company with a higher mix of recurring revenue streams; our expectations of NCR's ability to deliver increased value to customers and stockholders; statements regarding the planned separation of NCR into two separate companies, including, but not limited to, statements regarding the anticipated timing and structure of such planned transaction, the future commercial or financial performance of the digital commerce company or the ATM company following such planned transaction, value creation and ability to innovate and drive growth generally as a result of such transaction, and the expected capital structure of the companies at the time of and following the transaction. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; our multinational operations;
•Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; the impact of the coronavirus (COVID-19) pandemic and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities; and climate change
•Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness, our obligations under other financing arrangements, or required repurchase of our senior unsecured notes; and any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets
•Law and Compliance: protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations
•Governance: impact of the terms of our Series A Convertible Preferred (“Series A”) Stock relating to voting power, share dilution and market price of our common stock; rights, preferences and privileges of Series A stockholders compared to the rights of our common stockholders; and actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders
•Planned Separation: an unexpected failure to complete, or unexpected delays in completing, the necessary actions for the planned separation, or to obtain the necessary approvals to complete these actions; that the potential strategic benefits, synergies or opportunities expected from the separation may not be realized or may take longer to realize than expected; costs of implementation of the separation and any changes to the configuration of businesses included in the separation if implemented; the potential inability to access or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade; the potential adverse reactions to the planned separation by customers, suppliers, strategic partners or key personnel and potential difficulties in maintaining relationships with such persons and risks associated with third party contracts containing consent and/or other provisions that may be triggered by the planned separation; the risk that any newly formed entity to house the digital commerce or ATM business would have no credit rating and may not have access to the capital markets on acceptable terms; unforeseen tax liabilities or changes in tax law; requests or requirements of governmental authorities related to certain existing liabilities; and the ability to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that the planned separation will be completed in the expected form or within the expected time frame or at all. Nor can there be any guarantee that the digital commerce business and ATM business after a separation will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of these actions. Neither can there be any guarantee that shareholders will achieve any particular level of shareholder returns. Nor can there be any guarantee that the planned separation will enhance value for shareholders, or that NCR or any of its divisions, or separate digital commerce and ATM business, will be commercially successful in the future, or achieve any particular credit rating or financial results. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-GAAP Diluted Earnings Per Share (EPS), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Operating Income (non-GAAP), and Net Income from Continuing Operations Attributable to NCR (non-GAAP). NCR’s non-GAAP diluted EPS, gross margin (non-GAAP), gross margin rate (non-GAAP), operating income (non-GAAP), and net income from continuing operations attributable to NCR (non-GAAP) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP earnings per share, gross margin, gross margin rate, expenses, income from operations, operating margin rate, other (expense), income tax expense, effective income tax rate and net income from continuing operations attributable to NCR, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles and restructuring charges, among others. NCR uses Adjusted EBITDA to manage and measure the performance of its business segments. NCR also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related component of revenue.

Special Item Related to Russia The war in Eastern Europe and related sanctions imposed on Russia and related actors by the United States and other jurisdictions required us to commence the orderly wind down of our operations in Russia beginning in the first quarter of 2022. As of September 30, 2022, we have ceased operations in Russia and are in process of dissolving our only subsidiary in Russia. As a result, for the three and nine months ending September 30, 2022, our non-GAAP presentation of the measures described above exclude the immaterial impact of our operating results in Russia, as well as the impact of impairments taken to write down the carrying value of assets and liabilities, severance charges, and the assessment of collectability on revenue recognition. We consider this to be a non-recurring special item and management has reviewed the results of its business segments excluding these impacts. We have not adjusted the presentation of the prior year periods due to the immaterial impact of Russia to revenue and income from continuing operations for the three and nine months ended September 30, 2021.

Free Cash Flow. NCR defines free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, less the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021, and plus pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures, which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures.

Constant Currency. NCR presents certain financial measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. NCR’s management believes that presentation of financial measures without this result may contribute to an understanding of the Company's period-over-period operating performance and provides additional insight into historical and/or future performance, which may be helpful for investors.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Use of Certain Terms

Recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, cryptocurrency-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

Reconciliation of Gross Margin (GAAP) to Gross Margin (Non-GAAP)

$ in millions	Q3 2022	Q3 2021
Gross Margin (GAAP)	$493	$520
Transformation and restructuring costs	8	3
Acquisition-related amortization of intangibles	27	23
Gross Margin (Non-GAAP)	$528	$546

Reconciliation of Gross Margin Rate (GAAP) to Gross Margin Rate (Non-GAAP)

	Q3 2022	Q3 2021
Gross Margin Rate (GAAP)	25.0%	27.4%
Transformation and restructuring costs	0.4%	0.1%
Acquisition-related amortization of intangibles	1.4%	1.2%
Gross Margin Rate (Non-GAAP)	26.8%	28.7%

Reconciliation of Income from Operations (GAAP) to Operating Income (Non-GAAP)

$ in millions	Q3 2022	Q3 2021
Income (Loss) from Operations (GAAP)	$187	$157
Transformation and restructuring costs	17	5
Acquisition-related amortization of intangibles	44	45
Acquisition-related costs	1	8
Operating Income (Non-GAAP)	$249	$215

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q3 2022	Q3 2021
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$69	$12
Transformation and restructuring costs	17	5
Acquisition-related amortization of intangibles	44	45
Acquisition-related costs	1	9
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	107	104
Loss on Debt Extinguishment	—	42
Interest expense	74	68
Interest income	(3)	—
Income tax expense (benefit)	43	29
Stock-based compensation expense	28	38
Adjusted EBITDA (Non-GAAP)	$380	$352

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Q3 2022	Q3 2021
Diluted Earnings Per Share from Continuing Operations (GAAP) (1)	$0.46	$0.06
Transformation and restructuring costs	0.11	0.03
Acquisition-related amortization of intangibles	0.23	0.24
Acquisition-related costs	0.01	0.05
Debt extinguishment	—	0.28
Debt refinancing	—	0.01
Diluted Earnings Per Share from Continuing Operations (Non-GAAP) (1)	$0.80	$0.69

(1)     Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

$ in millions	Q3 2022	Q3 2021
Net cash provided by (used in) operating activities	$127	$497
Total capital expenditures	(115)	(102)
Restricted cash settlement activity	(43)	—
Initial sale of Trade Accounts Receivable	—	(274)
Pension contributions	3	4
Free cash flow	$(28)	$125

Reconciliation of As Reported Growth % (GAAP) to Growth Constant Currency % (Non-GAAP)

	Three months ended September 30, 2022			Nine months ended September 30, 2022
$ in millions	As Reported Growth %	Favorable (Unfavorable) FX Impact	Growth % Constant Currency (non-GAAP)	As Reported Growth %	Favorable (Unfavorable) FX Impact	Growth % Constant Currency (non-GAAP)
Revenue by segment
Retail	6%	(6)%	12%	4%	(4)%	8%
Hospitality	6%	(2)%	8%	11%	(1)%	12%
Digital Banking	7%	—%	7%	6%	—%	6%
Payments & Network	11%	(3)%	14%	154%	(8)%	162%
Self-Service Banking	—%	(6)%	6%	1%	(4)%	5%
Other	(23)%	(5)%	(18)%	(18)%	(3)%	(15)%
Eliminations	50%	—%	50%	78%	—%	78%
Total segment revenue	4%	(4)%	8%	14%	(3)%	17%
Total revenue	4%	(4)%	8%	14%	(4)%	18%

Recurring Revenue	3%	(4)%	7%	21%	(4)%	25%

Adjusted EBITDA	8%	(7%)	15%	11%	(5%)	16%
Non-GAAP Diluted EPS	16%	(24%)	40%	1%	(11%)	12%

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended September 30
	Three Months		Nine Months
	2022	2021	2022	2021
Revenue
Product	$590	$520	$1,720	$1,553
Service	1,382	1,381	4,115	3,569
Total Revenue	1,972	1,901	5,835	5,122
Cost of products	524	429	1,560	1,290
Cost of services	955	952	2,900	2,442
Total gross margin	493	520	1,375	1,390
% of Revenue	25.0%	27.4%	23.6%	27.1%
Selling, general and administrative expenses	284	294	906	835
Research and development expenses	22	69	146	204
Income (loss) from operations	187	157	323	351
% of Revenue	9.5%	8.3%	5.5%	6.9%
Loss on extinguishment of debt	—	(42)	—	(42)
Interest expense	(74)	(68)	(204)	(174)
Other income (expense), net	(1)	(5)	9	(23)
Total interest and other expense, net	(75)	(115)	(195)	(239)
Income (loss) from continuing operations before income taxes	112	42	128	112
% of Revenue	5.7%	2.2%	2.2%	2.2%
Income tax expense (benefit)	43	29	56	77
Income (loss) from continuing operations	69	13	72	35
Income (loss) from discontinued operations, net of tax	—	—	5	—
Net income (loss)	69	13	77	35
Net income (loss) attributable to noncontrolling interests	—	1	1	2
Net income (loss) attributable to NCR	$69	$12	$76	$33
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$69	$12	$71	$33
Dividends on convertible preferred stock	(4)	(4)	(12)	(12)
Income (loss) from continuing operations attributable to NCR common stockholders	65	8	59	21
Income (loss) from discontinued operations, net of tax	—	—	5	—
Net income (loss) attributable to NCR common stockholders	$65	$8	$64	$21
Income (loss) per share attributable to NCR common stockholders:
Income (loss) per common share from continuing operations
Basic	$0.47	$0.06	$0.43	$0.16
Diluted (1)	$0.46	$0.06	$0.42	$0.15
Net income (loss) per common share
Basic	$0.47	$0.06	$0.47	$0.16
Diluted (1)	$0.46	$0.06	$0.45	$0.15
Weighted average common shares outstanding
Basic	137.0	131.5	136.4	130.8
Diluted (1)	140.3	137.8	140.9	137.1

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended September 30
	Three Months				Nine Months
	2022	2021	% Change	% Change Constant Currency	2022	2021	% Change	% Change Constant Currency
Revenue by segment
Retail	$575	$541	6%	12%	$1,683	$1,623	4%	8%
Hospitality	238	224	6%	8%	687	618	11%	12%
Digital Banking	137	128	7%	7%	404	380	6%	6%
Payments & Network	336	304	11%	14%	967	380	154%	162%
Self-Service Banking	640	637	—%	6%	1,930	1,910	1%	5%
Other	58	75	(23)%	(18)%	187	229	(18)%	(15)%
Eliminations	(12)	(8)	50%	50%	(32)	(18)	78%	78%
Total segment revenue	$1,972	$1,901	4%	8%	$5,826	$5,122	14%	17%
Other adjustment (1)	—	—			9	—
Total revenue	$1,972	$1,901	4%	8%	$5,835	$5,122	14%	18%

Adjusted EBITDA by segment
Retail	$128	$104	23%		$299	$323	(7)%
Retail Adjusted EBITDA margin %	22.3%	19.2%			17.8%	19.9%
Hospitality	51	44	16%		138	119	16%
Hospitality Adjusted EBITDA margin %	21.4%	19.6%			20.1%	19.3%
Digital Banking	60	52	15%		172	161	7%
Digital Banking Adjusted EBITDA margin %	43.8%	40.6%			42.6%	42.4%
Payments & Network	114	111	3%		309	133	132%
Payments & Network Adjusted EBITDA margin %	33.9%	36.5%			32.0%	35.0%
Self-Service Banking	150	155	(3)%		404	432	(6)%
Self-Service Banking Adjusted EBITDA margin %	23.4%	24.3%			20.9%	22.6%
Corporate and Other (2)	(112)	(109)	3%		(307)	(265)	16%
Eliminations	(11)	(5)	120%		(25)	(12)	108%
Total Adjusted EBITDA	$380	$352	8%	15%	$990	$891	11%	16%
Total Adjusted EBITDA margin %	19.3%	18.5%			17.0%	17.4%

(1) Other adjustment reflects the revenue attributable to the Company's operations in Russia for the three and nine months ending September 30, 2022 that were excluded from management's measure of revenue due to our announcement to suspend sales to Russia and anticipated orderly wind down of our operations in Russia. The revenue attributable to the Russian operations for the three and nine months ending September 30, 2021 of $14 million and $33 million, respectively, is included in the respective segments. Refer to the section entitled "Non-GAAP Financial Measures" for additional information.
(2) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment along with any immaterial operating segment(s).

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$434	$447
Accounts receivable, net of allowances of $29 and $24 as of September 30, 2022 and December 31, 2021, respectively	1,116	959
Inventories	827	754
Restricted cash	302	295
Other current assets	512	421
Total current assets	3,191	2,876
Property, plant and equipment, net	620	703
Goodwill	4,572	4,519
Intangibles, net	1,184	1,316
Operating lease assets	377	419
Prepaid pension cost	263	300
Deferred income taxes	678	732
Other assets	898	776
Total assets	$11,783	$11,641
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$106	$57
Accounts payable	876	826
Payroll and benefits liabilities	319	389
Contract liabilities	507	516
Settlement liabilities	271	263
Other current liabilities	691	757
Total current liabilities	2,770	2,808
Long-term debt	5,611	5,505
Pension and indemnity plan liabilities	723	789
Postretirement and postemployment benefits liabilities	121	119
Income tax accruals	108	116
Operating lease liabilities	358	388
Other liabilities	371	383
Total liabilities	10,062	10,108
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively; redemption amount and liquidation preference of $276 as of September 30, 2022 and December 31, 2021, respectively	275	274
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 137.0 and 132.2 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Paid-in capital	675	515
Retained earnings	1,095	1,031
Accumulated other comprehensive loss	(326)	(291)
Total NCR stockholders' equity	1,445	1,256
Noncontrolling interests in subsidiaries	1	3
Total stockholders' equity	1,446	1,259
Total liabilities and stockholders' equity	$11,783	$11,641

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended September 30
	Three Months		Nine Months
	2022	2021	2022	2021
Operating activities
Net income (loss)	$69	$13	$77	$35
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations	—	—	(5)	—
Loss on debt extinguishment	—	42	—	42
Depreciation and amortization	152	152	451	364
Stock-based compensation expense	28	38	97	119
Deferred income taxes	18	4	24	30
Loss (gain) on disposal of property, plant and equipment and other assets	2	—	4	—
Changes in assets and liabilities:
Receivables	(65)	318	(274)	240
Inventories	(18)	(84)	(220)	(165)
Current payables and accrued expenses	55	76	113	210
Contract liabilities	(58)	(38)	(24)	5
Employee benefit plans	(9)	(9)	(3)	(30)
Other assets and liabilities	(47)	(15)	5	(43)
Net cash provided by operating activities	$127	$497	$245	$807
Investing activities
Expenditures for property, plant and equipment	$(40)	$(38)	$(72)	$(68)
Proceeds from sale of property, plant and equipment and other assets	5	1	8	1
Additions to capitalized software	(75)	(64)	(217)	(174)
Business acquisitions, net of cash acquired	(11)	(2)	(12)	(2,466)
Purchases of short-term investments	—	—	—	(13)
Proceeds from sales of short-term investments	—	—	—	14
Other investing activities, net	—	—	(5)	(6)
Net cash used in investing activities	$(121)	$(103)	$(298)	$(2,712)
Financing activities
Short term borrowings, net	$(2)	$—	$—	$—
Payments of senior unsecured notes	—	(400)	—	(400)
Payments on term credit facilities	(27)	(1)	(31)	(106)
Payments on revolving credit facilities	(247)	(746)	(846)	(1,431)
Borrowings on term credit facilities	—	—	—	1,505
Borrowings on revolving credit facilities	384	732	1,021	1,541
Proceeds from issuance of senior unsecured notes	—	—	—	1,200
Debt issuance costs and bridge commitment fees	—	(1)	—	(52)
Call premium paid on debt extinguishment	—	(37)	—	(37)
Cash dividend paid for Series A preferred shares dividends	(3)	(3)	(11)	(11)
Proceeds from employee stock plans	5	15	19	33
Tax withholding payments on behalf of employees	(2)	(3)	(38)	(28)
Net change in client funds obligations	(3)	5	(6)	(3)
Principal payments for finance lease obligations	(4)	(5)	(12)	(13)
Other financing activities	(1)	(1)	(3)	(2)
Net cash provided by (used in) financing activities	$100	$(445)	$93	$2,196
Cash flows from discontinued operations
Net cash provided by (used in) discontinued operations	(1)	(3)	(1)	(50)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(24)	(8)	(43)	(12)
Increase (decrease) in cash, cash equivalents, and restricted cash	$81	$(62)	$(4)	$229
Cash, cash equivalents and restricted cash at beginning of period	664	697	749	406
Cash, cash equivalents, and restricted cash at end of period	$745	$635	$745	$635